Portions of this exhibit for which confidential treatment
has been requested are marked by brackets [    ] and the
pages on which they appear contain an asterick (*) in the upper right hand corner. The confidential information omitted has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.21

                       WHOLESALE DISTRIBUTION AGREEMENT

     THIS WHOLESALE DISTRIBUTION AGREEMENT (the "Agreement") is made effective as of the 1st day of June, 1996 (the "Effective Date") by and between West Interactive Corporation, a Delaware corporation ("WIC") and SmarTalk TeleServices, Inc., a California corporation ("SmarTalk").

                                   RECITALS

A. SmarTalk is a reseller of telecommunication services including, but not limited to, prepaid calling card services, and holds all consents and authorizations and has satisfied all filing, application and bonding requirements under all federal and state laws that are required to provide such services.

B. WIC desires to obtain SmarTalk's prepaid calling card services as more particularly described herein (the "Prepaid Calling Card Services") and distribute them as a wholesale distributor.

C. SmarTalk desires to provide the Prepaid Calling Card Services on the terms and conditions set forth herein.

WIC and SmarTalk agree as follows:

1.   PREPAID CALLING CARD SERVICES.
     -----------------------------

     (a)  SmarTalk.  SmarTalk shall provide the Prepaid Calling Card Services
          --------
described in the attached Exhibit A. Exhibit A shall include all of the Prepaid Calling Card Services offerings set forth in SmarTalk's tariffs. None of the Prepaid Calling Card Services currently listed in Exhibit A shall be deleted from Exhibit A so long as a WIC client is using a particular service. Such offerings may be modified from time to time at SmarTalk's discretion provided, however, that SmarTalk shall give WIC sixty (60) calendar days written notice before modifying or deleting a Prepaid Calling Card Service from Exhibit A. SmarTalk shall give WIC prompt notice of any changes, additions or deletions to its tariffed Prepaid Calling Card Services which shall supplement Exhibit A.

     (b)  Selection by West. West may from time to time select tariffed Prepaid
          -----------------
Calling Card Services for its clients from those services listed on Exhibit A by giving SmarTalk written notice of its service selection or of changes to such selection. A current list of WIC clients and the Prepaid Calling Card Services provided to such clients will be attached to this Agreement as Exhibit B which may be modified from time to time at WIC's discretion.

     (c)  Designation as Service Provider.  SmarTalk shall be the designated
          -------------------------------
service provider disclosed (i) on the prepaid calling cards; (ii) whenever reasonably possible, on the package; and (iii) in promotional literature distributed by WIC's clients for Prepaid Calling Card Services. In addition, SmarTalk shall provide to WIC for distribution to its clients, all disclosures that must be made on the prepaid calling cards that are customary in the industry or required by federal or state law. All disclosures will be customized for each WIC client to reflect the rates, terms and other information specific to each WIC client's prepaid calling card program and to comply with the Regulatory Requirements (as hereinafter defined) for the jurisdictional markets serviced by such WIC client.

     (d)  Additional Services. The Prepaid Calling Card Services shall also
          -------------------
include, but shall not be limited to, the following additional services:

          .    Customer Service

          .    Fraud Detection/Control

          .    Tax Preparation and Submission

(collectively, the "Additional Services").

     (e)  SmarTalk Resources.  SmarTalk shall assign the personnel and other
          ------------------
corporate resources required to provide the Prepaid Calling Card Services to each WIC client and to perform its other obligations under this Agreement. All SmarTalk personnel performing Prepaid Calling Card Services, and particularly Additional Services for WIC clients, shall be properly trained in all aspects of the Prepaid Calling Card Services provided to such WIC clients.

2.   CUSTOMER SERVICE.
     ----------------

     (a)  Customer Inquiries. SmarTalk shall respond to customer inquiries from
          ------------------
users of prepaid calling cards distributed by WIC clients that identify SmarTalk as the service provider ("Calling Card Users"). SmarTalk shall use its reasonable best efforts to respond diligently to all inquiries and resolve all disputes related to the Prepaid Calling Card Services; except that, if SmarTalk determines that it is necessary for WIC or a WIC client to resolve a particular customer inquiry (e.g. providing a refund of the calling card purchase price),
                  ----
then SmarTalk shall contact the designated WIC representative described in
Section 6(b). SmarTalk shall provide customer service in accordance with the following terms:

     (i) Standard Customer Service. SmarTalk shall provide its Standard Customer Service twenty-four (24) hours per day, seven (7) days per week including holidays, in compliance with SmarTalk's applicable tariffs. Any inquiry, problem, or dispute that is not handled by Standard Customer Support personnel will be referred to Enhanced Customer Service for action.

     (ii) Enhanced Customer Service. SmarTalk shall provide Enhanced Customer Service to respond to any Calling Card User inquiries that are not satisfied by Standard Customer Service. Enhanced Customer Service shall be available Monday through Friday from 9:00 A.M. to 6:00 P.M. PST and on Saturdays from 10:00 A.M. to 3:00 P.M. PST, with no service provided on Sundays or holidays. If SmarTalk is unable to resolve the Calling Card User's inquiry at the Standard Customer Service level, then SmarTalk shall make at least two (2) phone calls and write at least one (1) letter in an effort to contact such Calling Card User and resolve the inquiry. Such efforts to contact the Calling Card User shall be completed within ten (10) days of the initial Calling Card User inquiry.

     (iii) Emergency PINs. Starting August 1, 1996, SmarTalk shall make available to Calling Card Users emergency PINs allowing for 15 minutes of emergency calling time on a prepaid calling card when, in the determination of a Standard or Enhanced Customer Service operator, it is necessary to resolve a complaint online.

     (iv) Customer Service Procedures. SmarTalk will cooperate with WIC to develop written customer service procedures detailing the procedures SmarTalk will follow to service Calling Card Users. SmarTalk shall provide WIC with written customer service procedures by July 31, 1996 which shall be subject to WIC's written approval. These customer service procedures, which will be attached as Exhibit C, may be modified by the parties from time to time. If a major issue arises during a Calling Card User inquiry, SmarTalk will notify the

                                                                               *

designated WIC representative described in Section 6(b) of such matter within twenty-four (24) hours.

     (b)  Customer Service Report.  SmarTalk shall deliver to WIC weekly via
          -----------------------
telecopier, a log of all Calling Card User inquiries. The log shall include the identification number on the calling card, the name and address of the Calling Card User, a description of the inquiry, a description of the resolution and whether there is the need for additional follow-up.

3.   FRAUD DETECTION/CONTROL.  Based on SmarTalk's receipt of originating and
     -----------------------
terminating caller identification and PIN code, SmarTalk shall provide its specialized fraud control services to monitor suspicious activities, and SmarTalk agrees to provide its standard fraud control and detection services described on Exhibit D for each WIC client using the Prepaid Calling Card Services.

4.   TAX PREPARATION.  SmarTalk shall prepare, pay, and timely file all
     ---------------
necessary tax returns and filings associated with the Prepaid Calling Card Services after the Effective Date.

5.   PRICING; PAYMENTS.
     -----------------

     (a)   Service Fees. WIC shall pay SmarTalk [               ] for each
           ------------
In-Only minute and   [                            ] for each Redirected minute
used by Calling Card Users (collectively the "Service Fees").

     (b)   Tax Preparation Fees. Each month, WIC shall pay SmarTalk tax
           --------------------
preparation fees    [                                    ] for Prepaid Calling
Card Services [                                                         ].  WIC
shall be liable for all taxes due. Each month, WIC shall pay SmarTalk the applicable taxes on Prepaid Calling Card Services provided to WIC's clients which a reseller is obligated to pay.

     (c)  Payment of Service Fees.  Commencing on July 30, 1996 and on the
          -----------------------
last day of each month during the term of this Agreement, WIC shall pay SmarTalk the Service Fees earned during the previous month pursuant to an invoice which SmarTalk shall provide to WIC no later than two weeks before each payment is due. The Service Fees for each month will be based upon information provided to WIC from SmarTalk (where SmarTalk will obtain such information from SmarTalk's calling card platform service provider), which shall be paid based upon WIC's records pertaining to Calling Card User minutes. All payments that are to be made to SmarTalk may be made by check or wire transfer at WIC's option.

     (d)  Setoff.  WIC may setoff any amounts SmarTalk owes WIC against the
          ------
monthly Service Fees.

     (e)  Reporting/Auditing Rights.  WIC may, upon five (5) days advance
          -------------------------
notice to SmarTalk, examine all of SmarTalk's books and records pertaining to Prepaid Calling Card Services offered by WIC clients ("Books and Records"). All such examinations shall take place at SmarTalk's offices during normal business hours. WIC shall bear the costs incurred for such examinations. SmarTalk shall make the Books and Records available to WIC during such examination or audit described herein and shall cooperate with WIC in completing its examination or audit. In addition to the above-described examination rights, WIC may perform, or cause the performance of an audit of the Books and Records no more than twice per calendar year. Such audit may be performed by WIC or an independent
accountant selected by WIC.   WIC shall pay all costs relating to the
performance of such audit. Notwithstanding the preceding sentence, if such audit reveals that SmarTalk has overcharged WIC for any Service

Fees, Taxes or other sums owed by WIC pursuant to this Agreement, and the amount of the overcharge is four percent (4%) or more of the amount actually owed as determined by such audit, SmarTalk shall not only immediately refund to WIC the amount of the overcharge together with interest on such amount at the rate of ten percent (10%) per annum accrued from the date such amount was paid to the date refunded, but also shall pay the costs of such audit.

6.   WIC Clients; Transactional Records and Confidentiality.
     ------------------------------------------------------

     (a)   WIC Clients.  SmarTalk (including its employees, representatives and
           -----------
agents) shall have no contact with WIC's clients (including their employees, representatives and agents) regarding matters related to the Prepaid Calling Card Services (including Calling Card User inquiries) unless (i) requested by WIC; or (ii) the WIC client, on its own, contacts SmarTalk. SmarTalk may state in its promotional material and advertising that WIC is a SmarTalk client, provided that the terms of this Agreement and other information given to SmarTalk by WIC is treated as Confidential Information in accordance with subsection (d) below. SmarTalk shall not refer to any WIC client as its customer or make any reference to a WIC client in any of SmarTalk's promotional literature or advertising, sales presentations or otherwise without WIC's prior written approval. Notwithstanding this provision, SmarTalk may disclose such information if required by law in connection with a public offering provided, however, that SmarTalk shall provide WIC, prior to such disclosure, with adequate proof to demonstrate that such disclosure is required by law and further provided that WIC must agree that such disclosure is required by law.

     (b)   Designated Representatives.  All notices or any Calling Card User
           --------------------------
disputes requiring a resolution from WIC's client shall be directed to the WIC representative listed on

Exhibit E. WIC shall direct its notices and other inquiries relating to SmarTalk's performance of this Agreement to the SmarTalk representative listed on Exhibit E. Each party may change its representative and such change shall become effective when notice is given to the appropriate party in accordance with Section 11(d).

     (c)   Transactional Records.  All transactional records created by SmarTalk
           ---------------------
from the Prepaid Calling Card Services shall be WIC's property and may be used in any manner WIC desires unless SmarTalk provides WIC with proof acceptable to WIC in its sole discretion to demonstrate that applicable law limits such use.

     (d)   Confidentiality.  WIC and SmarTalk shall each keep confidential, and
           ---------------
shall not disseminate to any third party or use for any purpose (except as may be required to satisfy its obligations under this Agreement or with the written consent of the other party) the existence and terms of this Agreement, any information received directly or indirectly from or about a WIC client that is not in the public domain, the transactional records described in Section 6(c) (except as authorized under Section 6(c)), customer lists or customer information exchanged by the parties in connection with this Agreement, any business plans or financial information given to either party and information received from the other that is marked as "Confidential" or "Proprietary". Notwithstanding the foregoing, the parties may disclose Confidential or Proprietary information if the disclosing party obtains written consent for such disclosure from the other party before disclosing such Confidential Information or the disclosing party is compelled to do so by court order or an administrative order from a governmental agency after (i) notifying the other party of the order compelling disclosure and (ii) providing the other party and, if applicable, any of WIC's clients the opportunity to seek a protective order to prevent disclosure. Each party must cooperate with the other and with WIC's client to obtain the protective order described above. This Section 6(d) shall survive the expiration or termination of this Agreement for a period of three (3) years or a time period requested by WIC that is required pursuant to a confidentiality agreement with a WIC client, whichever is longer.

     (e)   No Solicitation.  SmarTalk shall not solicit any WIC client, directly
           ---------------
or indirectly, to perform the Prepaid Calling Card Services or to provide other telecommunications services to a WIC client while this Agreement remains in effect and for a period of one (1) year after the termination or expiration of this Agreement, unless SmarTalk can demonstrate with absolute certainty that it had been soliciting a WIC client or working with a WIC client prior to the Effective Date of this Agreement or the date that the customer becomes a WIC client, whichever date occurs later. Provided, however, this provision shall not apply if such WIC client first solicits SmarTalk to provide such services or publicly announces a review of its prepaid calling card vendor relationship, in which case, should SmarTalk get the prepaid calling card business from the WIC client, SmarTalk shall use commercially reasonable efforts to insure that WIC is used to provide call processing services under any of SmarTalk's agreement with such client.

7.   COMPLIANCE.
     ----------

     (a) WIC and SmarTalk intend that SmarTalk shall (i) be solely liable for compliance with all federal, state and local laws, rules and regulations governing the operation of resellers of prepaid calling card services ("Regulatory Requirements") and (ii) except as expressly limited in Section 8, indemnify WIC against any liability arising out of an allegation that either WIC or SmarTalk has failed to comply with such Regulatory Requirements in accordance with the terms of Section 8(a).

     (b) So long as this Agreement is in effect, SmarTalk shall (i) obtain and maintain in force all federal and state tariffs, permits, licenses and authorizations required for SmarTalk to act as a reseller of the Prepaid Calling Card Services and (ii) comply with all Regulatory Requirements. SmarTalk shall notify WIC of any modifications to its tariffs, permits, licenses and authorizations to reflect any changes in the terms and conditions (including rates) of the Prepaid Calling Card Services before such tariffs, permits, licenses or authorizations are filed with the appropriate jurisdiction. In addition, SmarTalk shall consider filing any amendments or modifications to SmarTalk's tariffs, permits, licenses or authorizations requested by WIC to accommodate WIC clients. Although WIC shall not have a right to approve or to disapprove any proposed filing, WIC will be provided at least ten (10) days to review any proposed filing, prior to the filing, and to consult with SmarTalk if said filing involves a substantive change which may have an impact on WIC or a WIC client. SmarTalk shall make reasonable efforts to resolve any issues affecting WIC or WIC's clients as a result of SmarTalk's proposed filing of any tariff, permit, license, or authorization, or any modification thereto. Any review of such filings by WIC shall not relieve SmarTalk of its responsibility to insure compliance with all applicable Regulatory Requirements.

8.   INDEMNIFICATION.
     ---------------

     (a)   Indemnification of WIC.  SmarTalk shall indemnify, defend and hold
           ----------------------
harmless WIC, its officers, directors, employees, representatives and agents from and of any obligations, claims, demands, actions, causes of action, suits, debts, dues, liabilities, damages, losses, judgments, taxes, assessments, penalties, fines, setoffs, fees, costs or expenses (including reasonable attorneys' fees) of any kind whatsoever (collectively "Claims"), for, arising out of, based upon, or in any manner connected with:

           (i) SmarTalk's failure to comply with any Regulatory Requirement (unless WIC impedes SmarTalk's ability to comply with such requirements in which case either (i) WIC will be solely liable for such Claim so long as SmarTalk has not contributed to such failure to comply; or (ii) SmarTalk and WIC shall be jointly and severally liable for such Claim if SmarTalk has contributed to such failure to comply) or any regulatory approval or consent that is obtained or must be obtained by either SmarTalk or WIC from, or any filing (including the filing of tariffs or the posting of bonds) that must be made with, any federal, state or local governmental authority to provide the Prepaid Calling Card Services;

           (ii) any SmarTalk breach or default under this Agreement unless such breach is caused solely by a failure of WIC's platform equipment;

           (iii) any breach by SmarTalk of any representation or warranty contained in this Agreement;

           (iv) any dispute with a Calling Card User resulting from any error made, or any false or misleading information provided by a SmarTalk Enhanced Customer Service representative, unless caused solely by information provided to a Calling Card User by WIC's clients or WIC, or their employee or representative;

           (v) infringement of a patent or copyright or unauthorized use of any trademark, trade name or service mark used by SmarTalk;

           (vi) any breach by WIC of any of its client agreements that results from SmarTalk's failure to perform in accordance with the terms of this Agreement; and

           (vii) any claim for indemnification made by any WIC client against WIC if such claim for indemnification relates to the performance of Prepaid Calling Card Services or

SmarTalk's obligations under this Agreement.

     (b)   Indemnification of SmarTalk.  WIC shall defend, indemnify and hold
           ---------------------------
harmless SmarTalk, its officers, directors, employees, representatives and agents from and of any Claims for, arising out of, based upon, or in any manner connected with:

           (i)   any breach or default under this Agreement by WIC;

           (ii) any breach by WIC of any representation or warranty contained in this Agreement;

           (iii) infringement of a patent or copyright or unauthorized use of any trademark, trade name or service mark used by WIC;

           (iv) any breach by WIC of any of its client agreements that results solely from WIC's failure to perform its obligations under such agreements that have not been delegated to SmarTalk pursuant to this Agreement; and

           (v) any Claim arising from or related to any Prepaid Calling Card Service used by WIC or WIC's clients where SmarTalk is not identified as the service provider on the customer's calling card and, whenever reasonably possible, on the packaging.

     (c)   Notification of Claims.  Each person entitled to indemnification
           ----------------------
under this Section 8 (the "Indemnified Person") must give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after (but in no event more than fifteen (15) calendar days) the Indemnified Person has actual knowledge of any Claim as to which indemnity may be sought, and must permit the Indemnifying Party to assume the defense of any Claim or any litigation resulting from such Claim. The failure of the Indemnified Person to give notice as required under this Section 8(c) shall not relieve the Indemnifying Party of its obligations under this Section 8, unless such failure to give notice has a material adverse effect on the Indemnifying Party's defense of such Claim.

     (d)   Counsel.   The Indemnifying Party may select counsel to defend any
           -------
Claim for which indemnification is sought, subject to the approval of the Indemnified Person, which approval shall not be unreasonably withheld. The Indemnified Person may participate in the defense of any Claim at its own expense.

     (e)   No Settlement.   The Indemnified Person shall not, without the prior
           -------------
written consent of the Indemnifying Party, settle or compromise any Claim or consent to the entry of any judgment, and the Indemnifying Party shall not, without the prior written consent of the Indemnified Person (which shall not be unreasonably withheld) settle or compromise any Claim or consent to the entry of any judgment that does not include as an unconditional term the giving by the claimant or plaintiff to each Indemnified Person of a full and complete release from all liability with respect to such Claim and if the Indemnified Person is a defendant in litigation, a dismissal, with prejudice, from such litigation.

     (f)   Failure to Assume the Defense of a Claim.  If the Indemnifying
           ----------------------------------------
Party fails to accept the defense of a Claim within thirty (30) calendar days of receiving notice of such Claim, the Indemnified Person may undertake the defense of such Claim on behalf of, and for the account of, the Indemnifying Party subject to the right of the Indemnifying Party to assume the defense of such Claim at any time before final determination of such Claim and shall be reimbursed for the expenses of such defense in full by the Indemnifying Party.

     (g)   Effective Date of Indemnification.  The SmarTalk indemnification
           ---------------------------------
set forth in Section 8(a) shall be effective beginning with the day on which a prepaid calling card referencing SmarTalk as the service provider is made available to consumers by a WIC client and will only apply to calling cards where SmarTalk is identified as the service provider on the customer's calling card, and whenever reasonably possible, on the packaging; except, that the indemnifications set forth in Sections 8(a)(ii), 8(a)(iii) and 8(a)(v) shall be effective as of the Effective Date.

9.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     (a)  Regulatory Compliance.  SmarTalk represents and warrants that (i) it
          ---------------------
is in full compliance with all Regulatory Requirements, (ii) it has made all federal and state filings required to be made to be a reseller of prepaid calling card services and (iii) there are no actions, suits, proceedings or investigations pending or, to the best of its knowledge, threatened against SmarTalk before any court, administrative agency or other governmental body alleging that SmarTalk has failed to comply with the Regulatory Requirements or to make the filings required to be a reseller of prepaid calling card services. SmarTalk has disclosed to WIC that, as of the Effective Date, SmarTalk is in precertification compliance with all Regulatory Requirements in Hawaii and Minnesota, pending final certification. SmarTalk has filed the applications, tariffs and other documentation which are required to obtain final certification. SmarTalk will use its best efforts to obtain final certification in both states as soon as possible and, thereafter, shall remain in compliance as otherwise required under this Section 9(a). If SmarTalk does not obtain final certification in Hawaii and Minnesota within six (6) months of the Effective Date, WIC may, at its sole discretion, terminate this Agreement effective immediately.

                                                                               *

     (b)   Other Representations and Warranties.   SmarTalk and WIC each
           ------------------------------------
represent and warrant to the other that: (i) it is duly organized, validly existing and in good standing in its state of incorporation, and is authorized to do business in those states where such authorization is required to operate its business as currently operated; (ii) it has taken all corporate action necessary to authorize the signing and delivery of this Agreement; and (iii) the Agreement constitutes a valid and binding agreement, does not conflict with any other agreement to which it is bound, and is enforceable against it in accordance with the terms of the Agreement.

     (c)   Survival.  The representations and warranties set forth in this
           --------
Section 9 shall be true and correct in all material respects on the date the Agreement is signed and throughout the period that this Agreement is in effect.

10.  TERM; TERMINATION.
     -----------------

     (a)   Term.  This Agreement will be effective from and after the Effective
           ----
Date and shall continue in effect [                 ] ("Initial Term") unless
earlier terminated by WIC or SmarTalk in accordance with this Agreement.  The
Agreement shall automatically renew for periods of [             ] thereafter,
unless terminated by either party pursuant to Section 10(b)(i).

     (b)   Termination.
           -----------

           (i) After the Initial Term of this Agreement set forth in Section 10(a), either party may terminate this Agreement upon giving at least one hundred twenty (120) calendar days written notice before the effective date of such termination; except that, if SmarTalk terminates the Agreement and WIC so requests, SmarTalk must continue to perform SmarTalk's obligations under this Agreement until WIC is able to arrange for the services of another reseller or for a period of ninety (90) days beyond the one hundred twenty (120) day notice period, whichever occurs earlier and SmarTalk will continue to provide services to Calling Card Users for all cards on which SmarTalk is the designated service provider and WIC shall continue to pay SmarTalk for such services in accordance with Sections 5(a) and 5(b).

           (ii)  This Agreement may be terminated by either WIC or SmarTalk upon
(i) the material breach by the other party of any warranty or representation or
(ii) the material default or material non-performance by the other party of its obligations under this Agreement (including WIC's failure to timely pay any undisputed amounts owed to SmarTalk) or any agreements, certificates or instruments signed and delivered in connection with this Agreement, if the breaching party does not reasonably cure or commence curing such breach, default or non-performance within thirty (30) calendar days after the non-breaching party sends notice of such breach to the breaching party and such breach, default or non-performance is not completely cured within ninety (90) calendar days. If SmarTalk terminates the Agreement pursuant to this Section 10(b)(ii), then it shall not be obligated to continue to perform its obligations as described in subsection (i) above.

     (c)   Effects of Termination.  Termination of this Agreement by one party
           ----------------------
because of the breach, default or non-performance of the other party will not affect or diminish the rights or claims or remedies available at law or in equity to the non-defaulting party arising by reason of such breach, default or non-performance, except as may be expressly provided herein.

11.  MISCELLANEOUS PROVISIONS.
     ------------------------

     (a)   Entire Agreement; Binding Effect.  This Agreement contains the entire
           --------------------------------
agreement regarding matters expressly set forth herein, and supersedes all prior agreements or proposals, except as specifically incorporated herein, and cannot be changed orally, but only by an instrument in writing signed by WIC and SmarTalk. This Agreement is binding upon and shall inure to the benefit of WIC, SmarTalk, and their respective successors and permitted assigns.

     (b)   Assignment.  SmarTalk may not assign, sell, transfer or otherwise
           ----------
convey its rights or delegate or subcontract any of its duties under this Agreement, without the prior written consent of WIC, which consent may not be unreasonably withheld, except that it shall not be unreasonable for WIC to withhold its consent if, in its reasonable discretion, the proposed assignee cannot perform SmarTalk's obligations hereunder, including its indemnification obligations set forth in Section 8(a). Any attempted assignment, sale, transfer, conveyance, delegation or subcontract of this Agreement without WIC's consent shall be void.

     (c)   Severability.  The invalidity or unenforceability of any provision of
           ------------
the Agreement shall not affect the other provisions of this Agreement. If any provision in this Agreement is held to be invalid, such provision will not be severed from this Agreement; instead, the scope of the rights and duties created thereby shall be reduced by the smallest extent necessary to conform such provision to the applicable law, preserving to the greatest lawful extent the intent of WIC and SmarTalk. The parties then shall negotiate in good faith to amend this Agreement, adopting a substitute provision that is legally binding and enforceable for the one deemed invalid or unenforceable.

     (d)   Notice.  Any notice, request, consent, approval, authorization or
           ------
other communication necessary or appropriate under this Agreement (collectively a "Notice" or "Notices") shall be in writing and shall contain the information required hereby to be communicated as well as such other information as may be deemed appropriate by the party giving notice. In order to be effective, any notice required to be in writing shall be hand-delivered, or sent by telecopy (with confirmatory copy sent by a commercial overnight service), Federal Express, United Parcel Service or similar commercial overnight service, to the parties as set forth below, or at such other place or telecopy number as a party may, from time to time, designate in a written notice conforming to the requirements set forth in this subsection (d).

           To WIC:           West Interactive Corporation
                             9223 Bedford Avenue
                             Omaha, Nebraska 68134
                             Attn: Nancee Berger
                             Facsimile No.: 402-573-1736

           To SmarTalk:      SmarTalk TeleServices, Inc.
                             1640 Sepulveda Blvd
                             Los Angeles, CA 90025
                             Attn: Robert H. Lorsch
                             Facsimile No.: 310-479-3297

           With a Copy to:   Bernard Walter
                             111 Lake Street
                             Dallas, PA 18612
                             Facsimile No.: 800-230-6626

     Each notice given or sent in accordance with the provisions of this Section ll(d) shall be deemed to have been given and received on the date of its delivery, or on the date it is refused, whichever is earlier.

     (e)   Governing Law.  This Agreement shall be governed by, and construed
           --------------
and enforced in accordance with the laws of Nebraska, without consideration of conflict of laws principles.

     (f)   Prevailing Parties.  If any legal action, arbitration or other
           ------------------
proceeding is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or other proceeding from the other parties, in addition to any other relief to which such party may be entitled.

     (g)   No Partnership.  Nothing contained in this Agreement shall be
           --------------
construed to create a partnership or other relationship that may invoke fiduciary obligations between the parties hereto.

     (h)   Counterparts.  This Agreement may be signed in one or more
           ------------
counterparts, each of which that contains a signature or facsimile signature shall be deemed as original, but all of which together constitute one and the same instrument, which will become effective when each of the parties have signed this Agreement.

     (i)   Arbitration.  Any controversy or claim arising out of or relating to
           -----------
this Agreement or any agreements or transactions contemplated hereby shall be settled by arbitration in accordance with the Commercial Rules of Arbitration of the American Arbitration Association in effect on the date hereof, and any award rendered in such arbitration shall be final and binding on the Parties. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be decided by a single arbitrator, who shall be a lawyer experienced in commercial matters. The parties shall attempt to agree on an arbitrator but either party may at any time request that an arbitrator be selected in accordance with the Commercial Arbitration Rules. Any arbitration hereunder shall be held in Omaha, Nebraska. Notwithstanding the foregoing, WIC and SmarTalk shall have the right to petition any court of competent jurisdiction for specific performance, injunctive relief or other equitable remedy when the remedy sought requires timely action.

     (j)   Preferred Carrier.  To the extent WIC distributes prepaid calling
           -----------------
card services,

WIC agrees that SmarTalk will be its preferred carrier and will purchase SmarTalk services whenever commercially feasible.

     (k)   Outbound International.  WIC will use its best efforts to utilize
           ----------------------
SmarTalk's outbound international services provided, however, that SmarTalk's pricing to WIC is competitive to WIC's current international outbound rates based on the countries to which service will be provided.

     IN WITNESS WHEREOF, WIC and SmarTalk have signed and delivered this Agreement as of the date first written above.

ATTEST:                           WEST INTERACTIVE CORPORATION



                                  By: /s/ Nancee R. Berger
------------------------              -----------------------------


                                    Name:  Nancee R. Berger
                                           ------------------------
                                    Title: Executive Vice President
                                           ------------------------


                                  SMARTALK TELESERVICES, INC.



                                  By: /s/ Robert H. Lorsch
------------------------              -----------------------------

                                    Name:  Robert H. Lorsch
                                           ------------------------
                                    Title: President
                                           ------------------------